UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

CHINA FORESTRY INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-25765 (Commission File Number)	87-0429748 (I.R.S. Employer Identification No.)

Economic Development Zone of Hanzhong City, Shaan’xi Province, The People’s Republic of China (Address of principal executive offices) (zip code)

011-86-29-85257870 (Registrant’s telephone number, including area code)

________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

China Forestry Inc (“Company”)’s corporate action to carry out a 1 for 10 reverse split of its common stock has been approved by FINRA and the effective date of the said 1 for 10 reverse split is June 15, 2012 (“Effective Date”).  The new symbol on the Effective Date will be CHFYD and a “D” has been appended as the 5th character for 20 business days including the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2012	China Forestry Inc.

/s/ Shengli Liu
Shengli Liu President